EXECUTION VERSION

SECOND OMNIBUS AMENDMENT TO
REPURCHASE DOCUMENTS
(Wachovia Transaction with the NorthStar Entities)

THIS SECOND OMNIBUS AMENDMENT TO REPURCHASE DOCUMENTS, dated as of June 6, 2006 (this “Second Omnibus Amendment”), is entered into by and among NRFC WA HOLDINGS, LLC, as an existing seller (together with its successors and permitted assigns, “NRFC”) and NRFC WA HOLDINGS II, LLC, as an existing seller (together with its successors and permitted assigns, “NRFC II” and, collectively with NRFC, the “Existing Sellers”), NRFC WA HOLDINGS III, LLC, as a new seller (together with its successors and permitted assigns, “NRFC III”), NRFC WA HOLDINGS IV, LLC, as a new seller (together with its successors and permitted assigns, “NRFC IV”), NRFC WA HOLDINGS V, LLC, as a new seller (together with its successors and permitted assigns, “NRFC V”), NRFC WA HOLDINGS VI, LLC, as a new seller (together with its successors and permitted assigns, “NRFC VI”), NRFC WA HOLDINGS VII, LLC, as a new seller (together with its successors and permitted assigns, “NRFC VII”), NRFC WA HOLDINGS VIII, LLC, as a new seller (together with its successors and permitted assigns, “NRFC VIII”) (the Existing Sellers and NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII are collectively referred to herein as the “Sellers”), WACHOVIA BANK, NATIONAL ASSOCIATION, as the buyer (in such capacity, together with its successors and assigns, the “Buyer”), NORTHSTAR REALTY FINANCE CORP. (together with its successors and permitted assigns, “NorthStar”), as the existing guarantor (together with its successors and permitted assigns, the “Existing Guarantor”) and NORTHSTAR REALTY FINANCE L.P., as a new guarantor (together with its successors and permitted assigns, the “Operating Partnership” and together with the Existing Guarantor, the “Guarantors”), NRFC SUB-REIT CORP., as the pledgor (together with its successors and permitted assigns, the “Pledgor”), WELLS FARGO BANK, NATIONAL ASSOCIATION (f/k/a Wells Fargo Bank Minnesota, N.A.), as the custodian (in such capacity, together with its successors and permitted assigns, the “Custodian”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as the swap counterparty (in such capacity, together with its successors and assigns, the “Swap Counterparty”) and as the bank under the Account Agreement and the Securities Account Control Agreement (in such capacity, together with its successors and assigns, the “Bank”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, the Existing Sellers, the Existing Guarantor and the Buyer are parties to that certain Master Repurchase Agreement (including all annexes, exhibits and schedules thereto), dated as of July 13, 2005, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of August 24, 2005 (“Amendment No. 1”), that certain Second Amendment to Master Repurchase Agreement, dated as of September 20, 2005 (“Amendment No. 2”), that certain Third Amendment to Master Repurchase Agreement, dated as of September 30, 2005 (“Amendment No. 3”), that certain Omnibus Amendment to Repurchase Documents and Joinder, dated as of October 21, 2005 (“Omnibus Amendment”), that certain Fourth Amendment to Master Repurchase Agreement, dated as of October 28, 2005 (“Amendment No. 4”) and that certain Fifth Amendment to Master Repurchase Agreement, dated as of February 28, 2006 (“Amendment No. 5”) (as such Master Repurchase Agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, including pursuant to Amendment No. 1, Amendment No. 2, Amendment No. 3, the Omnibus Amendment, Amendment No. 4, Amendment No. 5 and this Second Omnibus Amendment, the “Repurchase Agreement”);

WHEREAS, the Existing Sellers and the Existing Guarantor desire to make certain modifications to the Repurchase Documents, including, without limitation, adding additional Sellers and an additional Guarantor;

WHEREAS, the Buyer is willing to modify the Repurchase Documents as requested by the Existing Sellers and the Existing Guarantor on the terms and conditions specified herein; and

WHEREAS, the Pledgor, the Custodian, the Swap Counterparty and the Bank are parties to other Repurchase Documents and related agreements that may be affected, directly or indirectly, by this Second Omnibus Amendment and desire to evidence their agreement to the amendments and modifications set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Amendments to Repurchase Agreement.

(a) The following definitions in Section 1(a) of Annex I to the Repurchase Agreement are hereby amended and restated in their entirety as follows:

(1) “Advance Rate: With respect to a Mortgage Asset of a certain Class and, as applicable, the applicable Type of Underlying Mortgaged Property, the “Maximum Advance Rate” set forth in the applicable column on Schedule 1 to the Fee Letter or, with respect to Preferred Equity Interests and Construction Loans, the “Advance Rate” set forth in the related Confirmation.”

(2) “Aggregate Unpaids: At any time, an amount equal to the sum of the aggregate Purchase Price outstanding for all Transactions, the aggregate Price Differential outstanding, the aggregate Margin Deficits outstanding, Breakage Costs (if any), Increased Costs (if any), Taxes (if any), Additional Amounts (if any), Late Payment Fees (if any), any fee due under any fee letter or the Repurchase Documents (including, without limitation, the Fee Letter and the Custodial Fee Letter) and all other amounts owed by the Sellers or any other Person to the Buyer, any Affected Party or any other Person under or with respect to this Repurchase Agreement, the Repurchase Documents or any Transaction entered into pursuant thereto (whether due or accrued).”

(3) “Asset Value: As of any date of determination for each Eligible Asset or Purchased Asset, as applicable, with respect to a Mortgage Asset or Purchased Asset, as applicable, of a certain Class, the lesser of (a) (i) for each Mortgage Asset or Purchased Asset, as applicable, other than as provided in clause (a)(ii) of this definition, the product of the Book Value of such Mortgage Asset or Purchased Asset, as applicable, times the Advance Rate applicable thereto and (ii) subject to Section 26 of Annex I to this Agreement, for each Over-Advance Purchased Asset prior to an Event of Default, the Book Value of such Over-Advance Purchased Asset and (b) (i) for each Mortgage Asset or Purchased Asset, as applicable, other than as provided in clause (b)(ii) of this definition, the product of the Market Value of such Mortgage Asset or Purchased Asset, as applicable, times the Advance Rate applicable thereto and (ii) subject to Section 26 of Annex I to this Agreement, for each Over-Advance Purchased Asset prior to an Event of Default, the Market Value of such Over-Advance Purchased Asset, in all cases under clauses (a) and (b) of this definition taking into account the Maximum LTV percentages, applicable to such Mortgaged Asset or Purchased Asset, as applicable, set forth on Schedule 1 to the Fee Letter (or, in the case of Preferred Equity Interests and Construction Loans, to the extent applicable, as set forth in the related Confirmation); provided, however, the Asset Value may be reduced in the Buyer’s discretion by an amount determined by the Buyer in its discretion (which amount may, in the Buyer’s discretion, be reduced to zero (0)), with respect to each Mortgage Asset or Purchased Asset, as applicable (A) in respect of which one (1) or more eligibility requirements set forth in Schedule 1 to this Repurchase Agreement is not satisfied in any respect (assuming each such criteria is determined as of the date the Asset Value is determined), in each case without regard to any Seller’s knowledge or lack of knowledge thereof and without regard to any Seller’s representations or warranties with respect to its knowledge or lack of knowledge thereof, and, in the Buyer’s determination in its discretion, the same impacts, impairs or affects the Market Value or Book Value of such Mortgage Asset or Purchased Asset, (B) in respect of which the complete Mortgage Asset File has not been delivered to the Custodian within the time period required by the Custodial Agreement, (C) which is a Table Funded Purchased Asset in respect of which the Mortgage Asset File has not been delivered to the Custodian within three (3) Business Days following the Purchase Date, or (D) which has been released from the possession of the Custodian under the Custodial Agreement to a Seller or an Affiliate for a period in excess of twenty (20) calendar days.”

(4) “Bridge Loan: A performing Whole Loan that is otherwise an Eligible Asset except that the Underlying Mortgaged Property is not stabilized or is otherwise considered to be in a transitional state, which exceptions shall be disclosed in writing to the Buyer and such exceptions must be acceptable to the Buyer in its discretion, which acceptance may, in the Buyer’s discretion, be conditioned on additional terms, conditions and requirements with respect to such Bridge Loan; provided, however, the debt and equity fundings for each Bridge Loan must be sufficient to finance 100% of the completion of the improvements to the related Underlying Mortgaged Property or there must exist sufficient net operating income or interest reserves or guaranties to cover the debt service for all Indebtedness related to the Underlying Mortgaged Property.”

(5) “CDO Closing Date: The Business Day occurring after the date of this Second Omnibus Amendment on which some or all of the Purchased Assets are repurchased by the Sellers and sold into the CDO Securitization Transaction.”

(6) “CDO Securitization Transaction: A CDO securitization transaction involving some or all of the Purchased Assets engaged in by NStar Real Estate CDO VIII.”

(7) “Class: With respect to a Mortgage Asset, such Mortgage Asset’s classification as a Whole Loan, a Junior Interest, a Mezzanine Loan, a Bridge Loan, a CMBS Security, a CTL Loan, a Subordinate CTL Loan, Senior Secured Bank Debt or a Preferred Equity Interest.”

(8) “Construction Loan: A performing Whole Loan, the Underlying Mortgaged Property for which has received all necessary entitlements and approvals to develop the Underlying Mortgaged Property and construct improvements thereon in a manner consistent with the applicable Seller’s representations to the Buyer regarding such construction, which information shall be set forth in the related Confirmation, such loan and the documents related thereto are otherwise acceptable to the Buyer in its discretion and all construction related documents are delivered to the Custodian as a part of the Mortgage Asset File for such Whole Loan.”

(9) “Debt Service Coverage Ratio or DSCR: With respect to any Mortgage Asset or Purchased Asset, as applicable, as of any date of determination, for the period of time to be determined by the Buyer in its reasonable discretion (it being understood that it is the Buyer’s intent to make the determination based on the period of twelve (12) consecutive complete calendar months preceding such date (or, if such Mortgage Asset was originated less than twelve (12) months from the date of determination, the number of months from the date of origination), the ratio of (a) the aggregate Net Cash Flow in respect of the Underlying Mortgaged Properties relating to such Mortgage Asset or Purchased Asset, as applicable, for such period to (b) the sum of (i) the aggregate amount of all amounts due for such period in respect of all Indebtedness that was outstanding from time to time during such period that is secured, directly or indirectly, by such Underlying Mortgaged Properties (including, without limitation, by way of a pledge of the equity of the owner(s) of such Underlying Mortgaged Properties) or that is otherwise owing by the owner(s) of such Underlying Mortgaged Properties, including, without limitation, all scheduled principal and/or interest payments due for such period in respect of each Mortgage Asset or Purchased Asset, as applicable, that is secured or supported by such Underlying Mortgaged Properties plus (ii) the amount of all Ground Lease payments to be made in respect of such Underlying Mortgaged Properties during such period, as any of the foregoing elements of DSCR may be adjusted by the Buyer as determined by the Buyer in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans, Bridge Loans, Preferred Equity Interests and Subordinate CTL Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the DSCR shall not be less than the Minimum DSCR.”

(10) “Defaulted Mortgage Asset: Any Mortgage Asset (a) that is ninety (90) days or more delinquent or (b) for which there is a non-monetary default (beyond any applicable notice and cure period) under the related Mortgage Loan Documents (including, with respect to Preferred Equity Interests, amounts that are not paid current for the relevant period under the terms of the Mortgage Loan Documents).”

(11) “Delinquent Mortgage Asset: A Mortgage Asset that is thirty (30) or more days, but less than ninety (90) days, delinquent under the related Mortgage Loan Documents (including, with respect to Preferred Equity Interests, amounts that are not paid current for the relevant period under the terms of the Mortgage Loan Documents).”

(12) “Eligible Asset: A Mortgage Asset that, as of any date of determination, (i) is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset; (ii) satisfies each of the eligibility criteria set forth on Schedule 1 hereto in all material respects; (iii) with respect to the portion of such Mortgage Asset to be acquired by the Buyer, the funding obligations have been satisfied in full and there is no unfunded commitment with respect thereto (unless otherwise approved by the Buyer in its discretion); (iv) has been approved in writing by the Buyer in its discretion; (v) has, to the extent applicable, an LTV not in excess of the Maximum LTV; (vi) has, to the extent applicable, a DSCR equal to or greater than the Minimum DSCR; (vii) is not a loan to an operating business (other than a hotel); (viii) the purchase of such Eligible Asset will not violate any applicable Sub-Limit; (ix) the Underlying Mortgage Property and the Borrower and its Affiliates are domiciled in the United States (unless otherwise approved by the Buyer subject to such additional terms and conditions as the Buyer may require in its discretion); and (x) such Mortgage Asset is denominated and payable in Dollars; provided, however, notwithstanding a Mortgage Asset’s failure to conform to the criteria set forth above (including, without limitation, a Mortgage Asset with a single or split rating by a Rating Agency), the Buyer may, in its discretion and subject to such terms, conditions and requirements and Advance Rate and Pricing Spread adjustments as the Buyer may require in its discretion, designate in writing any such non-compliant Mortgage Asset as an Eligible Asset, which designation shall not be deemed a waiver of the requirement that all other Purchased Assets and all other Mortgage Assets submitted for purchase by the Buyer, whether existing or in the future, must be Eligible Assets.”

(13) “Fee Letter: The Amended and Restated Fee Letter, dated as of June 6, 2006, among the Sellers and the Buyer, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(14) “Guarantor: Individually and collectively, as the context may require, NorthStar Realty Finance Corp., a Maryland corporation (together with its successors and permitted assigns) and NorthStar Realty Finance L.P., a Delaware limited partnership (together with its successors and permitted assigns), as joint and several guarantors under the Guaranty.”

(15) “Liquidity: An amount equal to the (a) sum of (without duplication) (i) the amount of unrestricted cash and unrestricted Cash Equivalents, (ii) Availability under this Agreement and (iii) the amount of Borrowing Capacity under the Other Credit Facilities in the aggregate, less, (b) amounts necessary to satisfy Margin Deficits under this Repurchase Agreement and the facilities described under (a)(iii) of this definition of Liquidity.”

(16) “Loan-to Value Ratio or LTV: With respect to any Mortgage Asset or Purchased Asset (other than any CMBS Security), as applicable, as of any date of determination, the ratio of the outstanding principal amount of such Mortgage Asset or Purchased Asset, as applicable, to the market value of the related Underlying Mortgaged Property at such time (or, in the case of the Bridge Loans, the cost of completion of the intended improvements), as determined by the Buyer, (i) in connection with the initial purchase of a Mortgage Asset only and to the extent a Current Appraisal is available, based on the Current Appraisal, as the LTV may be adjusted by the Buyer as the Buyer determines in its discretion, and, (ii) in all other cases, as the Buyer may determine in its discretion based on such sources of information as the Buyer may determine to rely on in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans, Bridge Loans, Preferred Equity Interests and Subordinate CTL Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the LTV shall not exceed the Maximum LTV.”

(17) “Maximum Amount: Means $200,000,000, provided that, during the Temporary Increase Period, upon the written request of the Sellers, the Buyer may, in its discretion (and in all cases subject to the Buyer obtaining internal credit approval), increase the Maximum Amount one (1) or more times to an aggregate amount not to exceed $500,000,000, which increase(s) shall be set forth in writing and acknowledged by the Sellers and the Guarantors; provided, however, after the Temporary Increase Period, (i) in the event Purchased Assets are repurchased and sold into the CDO Securitization Transaction on or prior to the Temporary Increase Expiration Date and the Sellers repay the Temporary Increase Indebtedness plus all accrued and unpaid Price Differential thereon and all related Breakage Costs on or before the Temporary Increase Expiration Date, the Maximum Amount shall be $200,000,000 and (ii) in the event the Sellers do not satisfy clause (i) of this definition, the Maximum Amount shall be the sum of $200,000,000 and the highest Temporary Increase Amount, which sum shall not exceed $500,000,000; provided, further, however, on and after the Facility Maturity Date, the Maximum Amount shall mean the aggregate Purchase Price outstanding for all Transactions.”

(18) “Maximum LTV: With respect to any Eligible Asset (other than any CMBS Security) at any time, the Loan-to-Value Ratio for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “End LTV” or “End LTC” (or, in the case of Preferred Equity Interests and Construction Loans to the extent applicable, as set forth in the related Confirmation under the same or similar headings; provided, however, in no event shall the Maximum LTV for a Construction Loan exceed 85%) for the applicable Class of such Mortgage Asset and, as applicable, the applicable Type of Underlying Mortgaged Property; provided, however, the Maximum LTV shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.”

(19) “Minimum DSCR: With respect to any Mortgage Asset or Purchased Asset (other than any CMBS Security), as applicable, at any time, the DSCR for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “In-Place DSCR” (or, in the case of Preferred Equity Interests and Construction Loans to the extent applicable, as set forth in the related Confirmation under the same or similar headings; provided, however, in no event shall the Maximum LTV for a Construction Loan exceed 85%) for the applicable Class of such Mortgage Asset and, as applicable, the applicable Type of Underlying Mortgaged Property; provided, however, the Minimum DSCR shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Property.”

(20) “Mortgage Asset: A Whole Loan, a Junior Interest, a Mezzanine Loan, a Bridge Loan, a CMBS Security, a CTL Loan, a Subordinate CTL Loan, Senior Secured Bank Debt or a Preferred Equity Interest, (i) the Underlying Mortgaged Property for which is included in the categories for Types of Mortgage Assets, (ii) that is listed on a Confirmation and (iii) for which the Custodian has been instructed by a Seller to hold the related Mortgage Asset File for the Buyer pursuant to the Custodial Agreement; provided, however, Mortgage Assets shall not include any Retained Interest (if any) (unless approved by the Buyer in its discretion).”

(21) “Pricing Rate: With respect to each Transaction, at any date of determination, a rate per annum equal to the sum of (a) the applicable Rate on such date plus (b) the applicable Pricing Spread for such Eligible Asset on such date, as such Pricing Spreads are set forth in the Fee Letter (or, in the case of the Preferred Equity Interests and Construction Loans, as set forth in the related Confirmation).”

(22) “Pricing Spread: The financing spreads set forth on Schedule 1 to the Fee Letter (or, in the case of the Preferred Equity Interests and Construction Loans, as set forth in the related Confirmation) corresponding to the Classes and, as applicable, Types of Mortgage Assets set forth therein; provided, however, from and after an Event of Default, the Pricing Spread for each Transaction shall automatically be increased by an additional 500 basis points above and beyond the applicable Pricing Spread set forth in the Fee Letter (or, in the case of the Preferred Equity Interests and Construction Loans, as set forth in the Confirmation).”

(23) “Repurchase Date: The earlier of (i) the Facility Maturity Date, (ii) the date that is 364 days from the Purchase Date or (iii) the Business Day on which any Seller is to repurchase the Purchased Assets from the Buyer (a) as specified by any Seller and agreed to by the Buyer in the related Confirmation or (b) if a Transaction is terminable by any Seller on demand, the date determined in accordance with Paragraph 3(a)(ix) of this Repurchase Agreement, as such dates in clauses (i), (ii) and (iii) above may be modified by application of the provisions of Paragraph 3 or 11 of this Repurchase Agreement.”

(24) “Repurchase Documents: This Repurchase Agreement, the Custodial Agreement, the Pledge and Security Agreement, the Account Agreement, the Security Account Control Agreement, the Fee Letter, the Guaranty, the Assignments, the Confirmations, the Custodial Fee Letter, all UCC financing statements (and amendments thereto) filed pursuant to the terms of this Repurchase Agreement or any other Repurchase Document, the Preferred Equity Pledge and Security Agreement, any joinder agreement executed by a Seller and any additional document, certificate or agreement, the execution of which is necessary or incidental to or desirable for performing or carrying out the terms of the foregoing documents.”

(25) “Seller: Individually and collectively as the context requires, NRFC WA Holdings, LLC, , a Delaware limited liability company, NRFC WA Holdings II, LLC, a Delaware limited liability company, NRFC WA Holdings III, LLC, a Delaware limited liability company, NRFC WA Holdings IV, LLC, a Delaware limited liability company, NRFC WA Holdings V, LLC, a Delaware limited liability company, NRFC WA Holdings VI, LLC, a Delaware limited liability company, NRFC WA Holdings VII, LLC, a Delaware limited liability company, NRFC WA Holdings VIII, LLC, a Delaware limited liability company, and any other Person that becomes a party to the Repurchase Documents as a Seller, in such case together with their successors and permitted assigns. Each Seller shall be jointly and severally liable under the Repurchase Documents.”

(26) “Sub-Limit: With respect to the characteristics of the Mortgage Assets or Purchased Assets, as applicable:

(a) the aggregate Purchase Price for all outstanding Transactions involving Mezzanine Loans shall not exceed 67% of the Maximum Amount;

(b) the aggregate Purchase Price for all outstanding Transactions involving CTL Loans and/or Subordinate CTL Loans shall not exceed 50% of the Maximum Amount;

(c) the aggregate Purchase Price for all outstanding Transactions involving Ground Leases shall not exceed 35% of the Maximum Amount;

(d) the aggregate Purchase Price for all outstanding Transactions involving hotels shall not exceed 45% of the Maximum Amount;

(e) the aggregate Purchase Price for all outstanding Transactions involving Construction Loans shall not exceed 25% of the Maximum Amount;

(f) the aggregate Purchase Price for all outstanding Transactions involving Underlying Mortgage Properties located in the same metropolitan statistical area shall not exceed 50% of the Maximum Amount;

(g) the aggregate Purchase Price for any single outstanding Transaction or for multiple Transactions to a single Borrower (including any Affiliate of a Borrower) shall not exceed 40% of the Maximum Amount;

(h) the aggregate Purchase Price for all outstanding Transactions involving CMBS Securities or Senior Secured Bank Debt rated BB- or below by any Rating Agency shall not exceed 25% of the Maximum Amount;

(i) the aggregate Purchase Price for all outstanding Transactions involving Preferred Equity Interests shall not exceed 25% of the Maximum Amount; and

(j) the aggregate Over-Advance Purchase Price for all Over-Advance Purchased Assets shall not exceed $50,000,000.”

(27) “Temporary Increase Amount: An amount determined by the Buyer in its discretion, but in any event, not greater than $300,000,000.”

(28) “Temporary Increase Expiration Date: The earlier of (a) March 23, 2007 (or, if such day is not a Business Day, the next succeeding Business Day) and (b) the CDO Closing Date.”

(29) “Temporary Increase Indebtedness: The amount of the Purchase Price outstanding that exceeds $200,000,000.”

(30) “Temporary Increase Period: The period of time from the date of this Second Omnibus Amendment to and including the Temporary Increase Expiration Date.”

(31) “Type: With respect to a Mortgage Asset, the classification of the Underlying Mortgaged Property as one of the following: multifamily, mobile home park, retail, office, industrial, hotel, self-storage facility, condominium conversions and entitled land.”

(32) “Underlying Mortgaged Property: (a) In the case of a Whole Loan, the Mortgaged Property securing the Whole Loan, (b) in the case of a Junior Interest, the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (b) of the definition thereof), or the Mortgaged Property securing the mortgage loan in which such Junior Interest represents a junior participation (if the Junior Interest is of the type described in clause (a) of the definition thereof), (c) in the case of a Mezzanine Loan or a Junior Interest in a Mezzanine Loan, the Mortgaged Property that secures the senior mortgage loan, (d) in the case of a Bridge Loan, CTL Loan or Subordinate CTL Loan, the Mortgaged Property securing the Whole Loan, Junior Interest or Mezzanine Loan, as applicable, (e) in the case of a CMBS Security, the Mortgaged Properties backing such CMBS Securities, (f) in the case of Senior Secured Bank Debt, the Mortgaged Property, if any, securing such Senior Secured Bank Debt and (g) in the case of a Preferred Equity Interest, the Mortgaged Property owned directly or indirectly by the Preferred Equity Grantor.”

(33) “Underwriting Package: With respect to any Mortgage Asset (other than a CMBS Security), the Underwriting Package shall include, to the extent applicable, (i) a copy of the Current Appraisal or, if unavailable, any other recent appraisal, (ii) the current rent roll, (iii) a minimum of two (2) years of property level financial statements to the extent available, (iv) the current financial statements of the Borrowers under the Mortgage Asset, and, if such Mortgage Asset is not a Whole Loan, the Borrower under the Commercial Real Estate Loan to the extent provided to or reasonably available to the applicable Seller upon request, (v) the loan documents, Governing Documents and title commitment/policy to be included in the Mortgage Asset File, together with copies of any appraisals, environmental reports, studies or assessments (to include, at a minimum, a phase I report), evidence of zoning compliance, property management agreements, assignments of property management agreements, contracts, licenses and permits, in each case to the extent in the a Seller’s possession or reasonably available to the a Seller and, if the Mortgage Asset is purchased by the Buyer, assignments of such documents by the Seller in blank to the extent covered by assignments in blank delivered to the Custodian, (vi) any financial analysis, site inspection, market studies, environmental reports and any other diligence conducted by or provided to the a Seller and (vii) such further documents or information as the Buyer may reasonably request. With respect to any CMBS Security, the Underwriting Package shall consist of, to the extent applicable, (i) the related prospectus or offering circular, (ii) all structural and collateral term sheets and all other computational or other similar materials provided to the a Seller in connection with its acquisition of such CMBS Security, (iii) all distribution date statements issued in respect thereof during the immediately preceding twelve (12) months (or, if less, since the date such CMBS Security was issued), (iv) all monthly reporting packages issued in respect of such CMBS Security during the immediately preceding twelve (12) months (or, if less, since the date such CMBS Security was issued), (v) all Rating Agency pre-sale reports, (vi) all asset summaries and any other due diligence materials, including, without limitation, reports prepared by third parties, provided to the a Seller in connection with its acquisition of such CMBS Security, and (vii) such further documents or information as the Buyer may reasonably request.”

(34) “Whole Loan: A performing Commercial Real Estate whole loan (including, without limitation, a Construction Loan) secured by a first priority perfected security interest in the Underlying Mortgaged Property.”

(b) Terms defined in this Second Omnibus Amendment and any other amendment are incorporated into and made a part of the Repurchase Documents. In addition, the following new definitions are added to Section 1(a) of Annex I to the Repurchase Agreement as follows:

(1) “BofA Facility: That certain facility evidenced by the Master Loan, Guarantee and Security Agreement, dated as of September 28, 2005, among NorthStar Realty Finance L.P., NorthStar Realty Finance Corp., NS Advisors LLC, the other entities listed as guarantors on the signature pages thereof and Bank of America, N.A. (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time).”

(2) “Borrowing Capacity: The ability to obtain draws or advances in the discretion of a Guarantor or any Affiliate or Subsidiary of a Guarantor in Dollars and within two (2) Business Days of the request therefor and to use or apply such draws or advances to repay amounts under the Repurchase Documents or other Indebtedness.”

(3) “Maximum Aggregate Over-Advance Purchase Price Amount: $50,000,000.”

(4) “Other Credit Facilities: Any warehouse, repurchase, loan or credit facility provided by a national banking association or any syndicate thereof (or any other financial institution approved by the Buyer in its reasonable discretion) to a Guarantor or any Affiliate or Subsidiary of a Guarantor, including, without limitation, the BofA Facility.”

(5) “Over-Advance Advance Rate: Defined in the Fee Letter.”

(6) “Over-Advance Draw Fee: Defined in the Fee Letter.”

(7) “Over-Advance Pricing Spread: Defined in the Fee Letter.”

(8) “Over-Advance Purchase Price: The amount of the Purchase Price paid by the Buyer for an Over-Advance Purchased Asset minus the Purchase Price that would have been paid for such Purchased Asset applying the Advance Rate otherwise applicable to such Purchased Asset without giving effect to this Second Omnibus Amendment.”

(9) “Over-Advance Purchased Asset: Defined in Section 26 of Annex I to the Repurchase Agreement.”

(10) “Over-Advance Repayment Date: Defined in the Fee Letter.”

(11) “Permitted Indebtedness: With respect to Preferred Equity Interests, Indebtedness that is permitted under the related Mortgage Loan Documents and disclosed in writing to the Buyer in a Transaction Request and a Confirmation.”

(12) “Preferred Equity Grantor: The entity in which a Preferred Equity Interest represents an investment.”

(13) “Preferred Equity Interest: The entire Capital Stock representing the preferred equity interest in an entity that owns directly or indirectly Commercial Real Estate, including, but not limited to, all equity interests representing a dividend on any of the Capital Stock of the Preferred Equity Grantor or representing a distribution or return of capital upon or in respect of the Capital Stock of the Preferred Equity Grantor, in each case as it relates to a Preferred Equity Interest; provided, however, (i) such Preferred Equity Interest must contain a synthetic maturity feature acceptable to the Buyer in its sole and absolute discretion, (ii) the Buyer’s funding of the Preferred Equity Interest is subject to regulatory and compliance criteria, (iii) the Buyer reserves the right in its reasonable discretion to require that each Preferred Equity Interest be acquired by and transferred to the Buyer by a special purpose entity as a co-Seller under the Agreement and for the co-Seller to execute the Buyer’s then current form of joinder agreement as a condition to the purchase of the Preferred Equity Interest and (iv) the Preferred Equity Interest is structured so as to avoid consolidation of the Preferred Equity Interest and the other equity interests in the Preferred Equity Grantor, as required by customary legal and GAAP accounting requirements applicable to the Seller and the Buyer. All references to, and calculations required to be made in respect of, any principal and/or interest associated with any Preferred Equity Interest shall be deemed to refer to the face amount of such Preferred Equity Interest and the preferred return or yield (however such terms are denominated, as set forth in the related Mortgage Loan Documents), whether payable or accrued.”

(14) “Preferred Equity Interest Documents: The related Governing Documents of the Preferred Equity Grantor together with any certificate, instrument or other tangible evidence of the Capital Stock in the Preferred Equity Grantor.”

(15) “Preferred Equity Pledge and Security Agreement: The Amended and Restated Preferred Equity Interest Pledge and Security Agreement, dated as of even date with this Second Omnibus Amendment, between the Sellers and Buyer relating to the Preferred Equity Interests, as such agreement is amended, modified, waived, supplemented, extended, restated or replaced from time to time.”

(16) “Temporary Ramp-Up Asset: Defined in Section 24 of Annex I to the Repurchase Agreement.”

(17) “Temporary Ramp-Up Pricing Terms: Defined in the Fee Letter.”

(c) The third to the last sentence of Paragraph 6(a)(ii) of Annex I to the Repurchase Agreement is amended and restated as follows:

“For the avoidance of doubt and not by way of limitation of the foregoing, (A) each Purchased Item, including all Income related thereto, secures the obligations of each Seller with respect to all other Transactions and the obligations with respect to all other Purchased Items, including those Purchased Assets that are junior in priority to the Purchased Item in question, (B) an Event of Default by any Seller is a default by all Sellers and the Buyer may pursue its remedies in connection therewith against any of the Purchased Items and/or against the assets and Properties of any or all Sellers, and (C) if an Event of Default has occurred and is continuing, no Purchased Item will be released from the Buyer’s Lien or transferred to the Sellers until the Obligations are indefeasibly paid in full.”

(d) Paragraph 10(a) of Annex I to the Repurchase Agreement is amended and restated as follows:

“(a) Organization and Good Standing. Each of the Sellers and the Guarantors has been duly organized, and is validly existing as a limited liability company, with respect to each Seller, and as a corporation or limited partnership, as applicable, with respect to the Guarantors, in good standing, under the laws of the state of its organization or formation, with all requisite power and authority to own or lease its Properties and conduct its business as such business is presently conducted, and had, at all relevant times, and now has, all necessary power, authority and legal right to acquire, own, sell and pledge the Purchased Items.”

(e) Paragraph 10(b) of Annex I to the Repurchase Agreement is amended and restated as follows:

“(b) Due Qualification. Each of the Sellers and the Guarantors is duly qualified to do business and is in good standing as a limited liability company, corporation or partnership, as applicable, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its Property or the conduct of its business requires such qualification, licenses or approvals.”

(f) Paragraph 10(ss) of Annex I to the Repurchase Agreement is amended and restated as follows:

“(ss) REIT Status. Subject to Section 5(mm) of Annex I to the Repurchase Agreement, NorthStar qualifies as a REIT.”

(g) The first paragraph of Paragraph 11 of Annex I to the Repurchase Agreement is amended as follows:

“(i) the “or” is deleted at the end of clause (xvii); and

(ii) at the end of clause (xviii), before “(each an “Event of Default”)”, the following provision shall be inserted: “or (xix) any of the Sellers and/or any of the Guarantors fails to comply with or violates in any respect Section 24 and/or Section 26 of Annex I to the Repurchase Agreement and the same continues unremedied for a period of (a) two (2) Business Days, with respect to any monetary obligation, and (b) in all other cases, five (5) Business Days, after notice from the Buyer.””

(h) Clause (D) of Section 3(b)(vi) of Annex I to the Repurchase Agreement is amended by substituting “NorthStar” for “Guarantor” each time the term Guarantor appears therein.

(i) The following new Section 3(b)(xxii) is added to the end of Section 3 of Annex I to the Repurchase Agreement as follows (and, in connection therewith, Section 3(b)(xx) of Annex I to the Repurchase Agreement is amended by deleting the “and” at the end thereof and Section 3(b)(xxi) Annex I to the Repurchase Agreement is amended by substituting a “; and” for the “.” at the end thereof):

“(xxii) for each Preferred Equity Interest, the applicable Seller has executed and delivered all instruments and documents and has taken all further action reasonably necessary and desirable or that the Buyer has reasonably requested in order to (i) perfect and protect the Buyer’s security interest in such Preferred Equity Interest (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Buyer, and any and all other actions reasonably necessary to satisfy the Buyer that the Buyer has obtained a first priority perfected security interest in such Preferred Equity Interest); (ii) enable the Buyer to exercise and enforce its rights and remedies hereunder in respect of such Preferred Equity Interest; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Buyer, having delivered to the Buyer irrevocable proxies in respect of such Preferred Equity Interest.”

(j) The second to the last line of Section 5(i)(i) of Annex I to the Repurchase Agreement is amended by substituting “NorthStar” for “Guarantor”.

(k) Section 5(s) of Annex I to the Repurchase Agreement is amended and restated as follows:

“(i) Maintenance of Liquidity. NorthStar shall not permit, for any calendar quarter, its Liquidity for such Test Period to be less than $12,000,000, $5,000,000 of which shall consist of cash or Cash Equivalents.

(ii) Maintenance of Tangible Net Worth. NorthStar shall not permit, for any Test Period, its Tangible Net Worth (including NorthStar’s minority interest in the Operating Partnership) at any time to be less than the sum of (A) $225,000,000 plus (B) an amount equal to 75% of the aggregate net proceeds after costs and expenses received by any Guarantor or any Subsidiaries of any Guarantor in connection with the offering or issuance of any Capital Stock of any Guarantor or Subsidiaries of any Guarantor after the Closing Date.

(iii) Maintenance of Debt to Book Equity. NorthStar shall not permit, for any Test Period, the ratio of its recourse Indebtedness to Tangible Net Worth at any time to be greater than .80 to 1.0.

(iv) Interest Coverage. The Sellers shall not permit, for any Test Period, the ratio of (A) the sum of Consolidated Adjusted EBITDA for all Sellers for such Test Period to (B) Interest Expense for all Sellers for such Test Period to be less than 1:5 to 1:0.”

(l) Section 5(mm) of Annex I to the Repurchase Agreement is amended and restated as follows:

“(mm) NorthStar Status. NorthStar shall remain listed on a nationally recognized securities exchange in good standing. NorthStar may change its status as a REIT provided it remains in compliance with the Financial Covenants in all respects.”

(m) The following new Section 5(pp) is added to the end of Section 5 of Annex I to the Repurchase Agreement as follows:

“Preferred Equity Interests. The Sellers shall not permit any Capital Stock that is the subject of a Preferred Equity Interest to consist of an interest in an entity other than a partnership or limited liability company and, with respect to such limited partnership and limited liability company interests, shall not permit any such interest to: (i) be dealt in or traded on a securities exchange or in a securities market or (ii) be held in a Securities Account. The Sellers shall execute and deliver, or cause to be executed or delivered, to the Buyer (or the Custodian on its behalf) such agreements, documents and instruments as the Buyer may reasonably require to perfect its security interest in any such Capital Stock.”

(n) Section 24 of Annex I to the Repurchase Agreement is amended and restated as follows:

“Section 24 Temporary Increase Period.

During the Temporary Increase Period, provided there exists no Event of Default and the Buyer has agreed to a Temporarily Increase Amount of the Maximum Amount in accordance with the definition thereof, (a) with respect to Mortgage Assets that are eligible for the CDO Securitization Transaction, as determined by the Buyer in its discretion, and that the Buyer has agreed to purchase (other than Over-Advance Purchased Assets), the Sellers may elect, on or before the related Purchase Date by written notice to the Buyer, the Temporary Ramp-Up Pricing Terms in lieu of the applicable Advance Rate and Pricing Spread contained in the Fee Letter (or the Confirmations in the case of Preferred Equity Interests and Construction Loans) that are otherwise applicable to such Mortgage Assets (each such Purchased Asset, a “Temporary Ramp-Up Asset”), (b) the Unused Fee shall accrue in the manner described in the Fee Letter, (c) an upsize fee shall be payable by the Sellers to the Buyer on the Temporary Increase Amount only in accordance with clause (iii) of the penultimate sentence of this Section 24 and (d) the Buyer may, in its discretion, on a monthly basis adjust the Advance Rates under the Temporary Ramp-Up Pricing Terms for one (1) or more Temporary Ramp-Up Assets, and, if any Advance Rate under the Temporary Ramp-Pricing Terms is adjusted downward, the Sellers shall, no later than two (2) Business Days from the date of the adjustment, make principal payments to the Buyer as necessary so that the Purchase Price outstanding for each applicable Temporary Ramp-Up Asset is equal to or less than the Purchase Price based on the adjusted Advance Rate, and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith; provided, however, if there exists no Event of Default and the principal amount due in connection with such adjustment is equal to or less than $5,000,000, the Sellers may repay such adjustment amounts pursuant to clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement, as and when funds are available therefor under such clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement. Subject to the terms herein, in the event the Sellers elect the Temporary Ramp-Up Pricing Terms for any Purchased Asset as provided above and any such Temporary Ramp-Up Assets are not repurchased by the Sellers and sold into the CDO Securitization Transaction on or before the Temporary Increase Expiration Date, (i) the Temporary Ramp-Up Pricing Terms shall cease to be effective with respect to all Purchased Assets from and after the Temporary Increase Expiration Date and, thereafter, the Advance Rate and Pricing Spread for each such Purchased Asset shall be the applicable Pricing Spread and Advance Rate set forth in the Fee Letter (or the Confirmations in the case of Preferred Equity Interests and Construction Loans), (ii) the Sellers shall, on or before the Temporary Increase Expiration Date, make principal payments to the Buyer as necessary so that the Purchase Price outstanding for each such Temporary Ramp-Up Asset is equal to or less than the Purchase Price based on the applicable Advance Rate set forth in the Fee Letter (or the Confirmations in the case of Preferred Equity Interests and Construction Loans), and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith, (iii) the Seller shall pay to the Buyer on the Temporary Increase Expiration Date an upsize fee as provided in the Fee Letter, (iv) the Maximum Amount shall thereafter be the sum of $200,000,000 and the highest Temporary Increase Amount, which sum shall not be in excess of $500,000,000, in all cases subject to the definition of Maximum Amount, (v) the Unused Fee shall commence accruing based on the full amount of the Maximum Amount specified in the preceding clause (iv), subject to the terms of the Fee Letter, (vi) the limit on the Guaranteed Indebtedness set forth in Section 1 of the Guaranty shall be increased automatically to 10% of the new Maximum Amount determined in accordance with clause (iv) above and (vii) the Buyer may, in its discretion, adjust any or all Advance Rates set forth in Schedule 1 to the Fee Letter (or the Confirmations in the case of Preferred Equity Interests and Construction Loans) with respect to the existing Purchased Assets to such Advance Rates which, when considered on a portfolio basis, would result in an investment grade rating in a rated CDO securitization for such Purchased Assets, and, if such adjustment is made, the Sellers shall make principal payments to the Buyer as necessary so that the Purchase Price outstanding for all Purchased Assets is equal to or less than the Purchase Price for all Purchased Assets based on the adjusted Advance Rates, which principal payments shall be applied to the outstanding Purchase Price of one (1) or more Purchased Assets, as determined by the Buyer in its discretion, and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith; provided, however, if there exists no Event of Default and the principal amount due in connection with such adjustment is equal to or less than $5,000,000, the Sellers may repay such adjustment amounts pursuant to clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement, as and when funds are available therefor under such clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement. Notwithstanding the Buyer’s agreement to this Second Omnibus Amendment, including, without limitation, the preceding sentence, the Buyer, has, retains and does not waive any of its rights and/or benefits under the Repurchase Documents, including without limitation, the ability to determine at any time the Asset Value of one or more Purchased Assets.”

(o) The following new Section 26 is added to Annex I to the Repurchase Agreement as follows:

“Over-Advances.

(a) During the Commitment Period and provided no Event of Default is then existing, the Buyer may, in its discretion, purchase certain Mortgage Assets from the Sellers using the Over-Advance Advance Rate (each an “Over-Advance Purchased Asset”), subject in each case to the satisfaction of the following requirements (i) the Purchase Price for each Over-Advance Purchased Asset shall not exceed a last dollar LTV of 85%, in each case as determined by the Buyer in its discretion, (ii) each such Over-Advance Purchased Asset shall be an Eligible Asset, (iii) as a part of the Price Differential payment otherwise due on each Payment Date with respect to each such Over-Advance Purchased Asset, the Pricing Spread on the Over-Advance Purchase Price shall be the Over-Advance Pricing Spread, (iv) on the Purchase Date for, and as a condition to the advance of any such Over-Advance Purchase Price, the Sellers shall pay to the Buyer a one-time draw fee for each Over-Advance Purchased Asset in the amount of the product of the Over-Advance Draw Fee and the amount of the related Over-Advance Purchase Price, such fee not being applicable to any re-draw following repayment in connection with such Over-Advance Purchased Asset, (v) the aggregate Over-Advance Purchase Price shall not exceed the Maximum Aggregate Over-Advance Purchase Price Amount, (vi) the Sellers shall repay the Over-Advance Purchase Price for each such Over-Advance Purchased Asset on or before the earlier of (A) the Over-Advance Repayment Date and (B) the Repurchase Date, (vii) the Sellers shall not be permitted to obtain any Over-Advance Purchase Price at any time when the aggregate Purchase Price outstanding exceeds 85% of the Asset Value of all Purchased Assets, (viii) at no time shall the aggregate Purchase Price outstanding exceed 85% of the Asset Value of all Purchased Assets, and, if the aggregate Purchase Price outstanding does exceed 85% of the Asset Value at any time (the “Excess Purchase Price”), the Sellers shall immediately make principal payments to the Buyer in an amount necessary to eliminate the Excess Purchase Price, which principal payments shall be applied to the outstanding Purchase Price of one (1) or more Purchased Assets, as determined by the Buyer in its discretion, and, in connection with the payment of such principal payments, the Sellers shall pay any Price Differential due thereon and any Breakage Costs payable in connection therewith; provided, however, if the Excess Purchase Price is equal to or less than $5,000,000, the Sellers may repay such Excess Purchase Price pursuant to clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement, as and when funds are available therefor under clause eighth of Paragraph 5 of Annex I to the Repurchase Agreement, (ix) no Over-Advance Purchase Price shall be permitted for Construction Loans or Mortgage Assets that are collateralized by unimproved land, condominium projects or highly transitional properties, (x) the Sellers, the Guarantors and the Pledgor are otherwise in compliance with all of the terms, conditions, covenants, obligations, representations, warranties and requirements contained in the Repurchase Documents, including, without limitation, the Financial Covenants and (xi) in addition to the Liquidity required under the Financial Covenants, NorthStar shall also maintain Liquidity in an amount equal to 50% of the amount of Over-Advance Purchase Price outstanding at any given time. During the Commitment Period, provided there is no event of Default existing, amounts repaid under this Section 26 may be readvanced subject to and in accordance with the terms of this Section 26 and the other provisions of the Repurchase Documents.”

(p) Schedule 1 to Annex I to the Repurchase Agreement is amended by adding thereto Schedule 1, Part VII, which is attached hereto as Exhibit A and is incorporated herein by reference.

(q) The Exhibits, Schedules and Annexes to the Repurchase Agreement are deemed amended, as necessary, to include Preferred Equity Interests.

Section 2. Amendments to Custodial Agreement.

(a) The term “Basic Mortgage Asset Documents” contained in Section 1.1 and Annex 13 of the Custodial Agreement is amended and restated as follows:

“Basic Mortgage Asset Documents: Means the following original (except as otherwise permitted in Section 3.1 below), fully executed and completed documents (in each case together with an original Assignment, an original assignment or allonge, as applicable, of each Basic Mortgage Asset Document, executed in blank (or, where permitted by Subsection 3.1(j), an original omnibus assignment executed in blank) and, as applicable, an original assignment, assignment and assumption agreement or any similar document required by the terms of the applicable Mortgage Loan Documents to effectuate an assignment of such Mortgage Asset, executed by the Seller in blank), (i) with respect to any Whole Loan, CTL Loan or Subordinate CTL Loan that is a Whole Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage, the Assignment of Leases, the Security Agreement, and, as applicable, the Pledge Agreement, the stock, certificates or other instruments representing Pledged Stock and any related stock, certificate or other similar power, (ii) with respect to any Mezzanine Loan or Subordinate CTL Loan that is a Mezzanine Loan, the Mezzanine Note, the Pledge Agreement, the stock, certificate or other instruments representing Pledged Stock, any stock, certificate or other similar power, and, as applicable, any Mortgage, Assignment of Mortgage, Assignment of Leases and Security Agreement, (iii) with respect to any Junior Interest or Subordinate CTL Loan that is a Junior Interest, the Junior Interest Note and the Participation Agreement, (iv) with respect to a Bridge Loan, the Basic Mortgage Asset Documents for a Whole Loan, (v) with respect to a CMBS Security, the CMBS Security Certificate (if any), (vi) with respect to Senior Secured Bank Debt, the Senior Secured Bank Debt Note(s), the Mortgage (if any), the Assignment of Mortgage (if any), the Assignment of Leases (if any), the Security Agreement (if any), the Pledge Agreement (if any), the stock, certificates or other instruments representing Pledged Stock (if any), any related stock, certificate or other similar power and any other certificated collateral and (vii) with respect to any Preferred Equity Interest, the Preferred Equity Interest Documents.”

(b) Section 3.1(a) of the Custodial Agreement is amended by deleting “and” at the end of clause (xxv), deleting the period at the end of clause (xxvi) and substituting “; and”, and adding the following new clause (xxvii).

“(xxvii) all construction related documents related to such Whole Loan to the extent the Whole Loan is a Construction Loan.”

(c) Section 3.1(b)(iii) of the Custodial Agreement is amended and restated as follows:

“(iii) (A) if the Seller is the holder of any original document referred to in Subsections 3.1(a), 3.1(c) or 3.1(g), as applicable (other than clauses (xxiv), (xxv) and (xxvi) in the case of Subsection 3.1(a) and other than the last three (3) clauses of Subsections 3.1(c) or 3.1(g)), the Seller shall deliver the same to the Custodian as part of the Mortgage Asset File, together with (1) the originals of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the Seller, and (2) an original assignment of the related document, agreement or instrument, executed by the Seller in blank or (B) if the Seller is not the holder of any such original document referred to in Subsections 3.1(a), 3.1(c) or 3.1(g), as applicable (other than clauses (xxiv), (xxv) and (xxvi) in the case of Subsection 3.1(a) and other than the last three (3) clauses of Subsections 3.1(c) or 3.1(g)), the Seller shall deliver an original of such document (if it has possession of or has an ability to obtain possession of an original, or, if not, a copy of such documents) to the Custodian as part of the Mortgage Asset File (together with originals or copies, as applicable, of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the Senior Interest Holder or other holder); provided, however, an assignment of such documents, instruments and agreement referred in this clause (iii)(B) from the Seller in blank shall not be required.”

(d) Section 3.1(e) of the Custodial Agreement is amended by changing clause (viii) to (ix) and inserting the following new clause (viii):

“(viii) with respect to CMBS Securities that are uncertificated securities, an original executed agreement granting control of such CMBS Security to the Buyer and providing that, after a Default or Event of Default, the issuer shall comply with the instructions of the Buyer without the consent of any Seller of any other Person.”

(e) Section 3.1(h) of the Custodial Agreement is amended by deleting “Subsection (a), (b), (c), (d), (e), (f) and (g)” in the last sentence and substituting in its place “Subsection 3.1(a), (b), (c), (d), (e), (f), (g) and (k)”.

(f) The following new Section 3.1(k) is added to the Custodial Agreement:

With respect to each Preferred Equity Interest:

“(i) the original Preferred Equity Interest Documents (other than the Governing Documents) (if any), which Preferred Equity Interest Documents shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to the applicable Seller, without recourse, to the order of the applicable Seller and further reflect a complete, unbroken chain of endorsement from the Originator to the applicable Seller and (B) be accompanied by a separate allonge pursuant to which the applicable Seller has endorsed such Preferred Equity Interest Documents, without recourse, in blank;

(ii) certified copies of the Governing Documents of the Preferred Equity Grantor;

(iii) with regard to the Preferred Equity Grantor, an original secretary’s certificate, certificate of incumbency and resolution authorizing, among other things, the issuance of the Preferred Equity Interest only if the Preferred Equity Documents do not so provide;

(iv) the original Assignment required by the Repurchase Agreement;

(v) original good standing certificates for the Preferred Equity Grantor (and any entity signing for each entity) in the jurisdiction of its formation;

(vi) to the extent applicable, the original related Interest Rate Protection Agreement and the original assignments thereof to the Buyer;

(vii) if applicable, an original power of attorney;

(viii) originals of each agreement, letter of credit, cash management agreement, environmental indemnity, guaranty or other indemnity agreement relating to the subject Preferred Equity Interest, together with (A) originals of any intervening assignments of each such document that precede the assignment thereof referred to in clause (k)(viii)(B), (B) if the applicable Seller is not the Originator, an original assignment of each such document, in favor of the applicable Seller, executed by the Originator (or, if such document was previously assigned, by the most recent assignee), and (C) an original assignment of each such document, in blank, executed by the applicable Seller;

(ix) if applicable, an undated original stock, membership or similar power covering each Preferred Equity Interest, duly executed in blank with, if the Buyer so requests, signature guaranteed;

(x) any applicable Servicing Agreement or Pooling and Servicing Agreement;

(xi) the original assignment document(s) (if any) required under the terms of the Mortgage Loan Documents to effectuate an assignment thereunder of the Mortgage Asset by the applicable Seller, executed by the applicable Seller in blank, together with (A) originals of any intervening assignments that precede the assignment referred to in clause (k)(xi)(B), and (B) if the applicable Seller is not the Originator, original assignment documents, in favor of the applicable Seller, executed by the Originator (or, if such document was previously assigned by the most recent assignee);

(xii) if applicable, a copy of the UCC financing statement(s) filed with respect to the Preferred Equity Interests and naming the Originator as secured party, together with copies of any intervening UCC financing statements or UCC financing statement amendments, as applicable, disclosing assignments prior to the assignment to the applicable Seller, in each case with evidence of filing in the applicable jurisdiction indicated thereon;

(xiii) if applicable, if the applicable Seller is not the Originator, a copy of a UCC financing statement or UCC financing statement amendment, as applicable, in favor of the applicable Seller, with evidence of filing in the applicable jurisdiction indicated thereon, disclosing the assignment of each UCC financing statements referred to in clause (k)(xii) above, executed by the Originator (or, if such UCC financing statement(s) was/were previously assigned, by the most recent assignee);

(xiv) if applicable, a copy of a UCC financing statement or UCC financing statement amendment, as applicable, in blank, in form suitable for filing, disclosing the assignment of each UCC financing statement referred to in clause (k)(xii) above, executed by the applicable Seller (if applicable);

(xv) with respect to each Preferred Equity Interest that is an uncertificated security, an original executed agreement granting control of such Preferred Equity Interest to the Buyer and providing that the Preferred Equity Interest Grantor, after a Default or Event of Default, shall comply with the instructions of the Buyer with respect to the Preferred Equity Interest without the consent of any Seller or any other Person;

(xvi) either a Seller’s Release Letter or a Warehouse Lender’s Release Letter;

(xvii) any additional documents identified on any Mortgage Asset File Checklist delivered to the Custodian; and

(xviii) any additional documents required to be added to the Mortgage Asset File by the Buyer pursuant to Section 3.2(a) of this Agreement or otherwise required to be delivered pursuant to this Agreement, the Repurchase Agreement or the related Servicing Agreement.”

(g) Sections 3.1(j)(iv), 5.1 (last sentence), 5.2 (last sentence), 7.3 (first and fourth sentences), 11.2(b)(iii)(A) and (B) and Annex 4 (Paragraphs 2, 7 and 11) of the Custodial Agreement are amended by adding “the Preferred Equity Interest Documents,” after the term “Mezzanine Note” or “Mezzanine Notes”, as applicable, each time such terms appear therein.

(h) Section 3.2(a) of the Custodial Agreement is amended by adding the following to the end thereof:

“With respect to each Preferred Equity Interest, the Custodian shall, no later than one (1) Business Day before the requested Purchase Date, review the Mortgage Asset File delivered by the Seller and provide by Electronic Transmission a written summary report to the Buyer describing the documents contained in the Mortgage Asset File and any exceptions to the delivery requirements set forth in Section 3.1(k). Based on the summary report provided by the Custodian to the Buyer, the Buyer will provide the Custodian and the Seller with written notice as to whether the list of Mortgage Loan Documents received by the Custodian is acceptable to the Buyer in its discretion or whether the Buyer will require in its discretion, as a condition to the purchase of the Preferred Equity Interest, that the Seller deliver additional documents to the Custodian to be included as a part of Mortgage Asset File for the Preferred Equity Interest. Regardless of the proposed Purchase Date for a Preferred Equity Interest, and subject to the satisfaction of all other conditions contained the Repurchase Documents, the Buyer will not purchase any Preferred Equity Interest until it has the opportunity to review and consider the summary report from the Custodian and, as applicable, the Seller provides to the Custodian with any additional documents requested by the Buyer; provided, however, the Buyer may waive or modify in writing all or any part of this requirement as the Buyer determines in its discretion.”

(i) Annex 9 of the Custodial Agreement is amended by adding “Preferred Equity Interest Documents/” after the term “Mezzanine Note” or “Mezzanine Notes”, as applicable, each time such term appears therein in Paragraphs 2, 3, 4, 5 and 9.

(j) Annex 12 of the Custodial Agreement is amended by adding the following paragraphs to the end of Annex 12:

“131.	Preferred Equity Interest Document (other than Governing Documents) (if any)
132.	Allonge/endorsement to Preferred Equity Interest Document (other than Governing Documents) (if any)
Endorsed to: ________________
List complete chain: ______________
133.	Governing Documents for Preferred Equity Grantor (and any entity signing for such entity)
134.	Good Standing Certificate (and any entity signing for such entity)
135.	Secretary’s Certificate/certificate of incumbency/resolutions of Preferred Equity Interest Grantor (and any entity signing for such entity)
136.	Other agreements executed in connection with a Preferred Equity Interest
137.	Interim assignment of other Preferred Equity Interest agreements
Assignee (if any): _________________
138.	Assignment of other Preferred Equity Interest agreements
Assignee: Seller
139.	Assignment of other Preferred Equity Interest agreements
Assignee: blank
140.
Original assignment document(s) required under the terms of the Mortgage Loan Documents to effectuate an assignment thereunder of the Mortgage Asset by the applicable Seller, executed in blank by the applicable Seller

141.	Interim assignment
Assignee (if any): ______________________
142.	Assignment to applicable Seller
143.	UCC Financing Statement (Preferred Equity Interest) -
Filing jurisdiction = _____________________
144.	UCC assignment/UCC Financing Statement
amendment (Preferred Equity Interest)
Filing jurisdiction = _____________________
Assignee = ___________________________

145.	UCC assignment/UCC Financing Statement
amendment (Preferred Equity Interest)
Filing jurisdiction = _______________________
Assignee = blank
146.	With respect to any CMBS Security or Preferred Equity Interest that is an uncertificated security, an executed control agreement
147.	All construction related documents for any Construction Loan
148.	Interim assignment of construction documents
Assignee (if any): ___________________
149.	Assignment of construction documents
Assignee = Seller
150.	Assignment of construction documents
Assignee = blank”

(k) Annex 13 of the Custodial Agreement is hereby deleted in its entirety and is replaced with the Annex 13 which is attached hereto as Exhibit D and is incorporated herein by reference.

Section 3. Amendments to Guaranty.

(a) Section 1 of the Guaranty is amended and restated as follows:

“1. Limited Guaranty of Payment and Performance. Each Guarantor hereby absolutely, primarily, unconditionally and irrevocably guarantees, as primary obligor and as guarantor of payment and performance and not merely as surety or guarantor of collection, to the Buyer subject to the terms of this Section 1 (i) the payment, when due, by acceleration or otherwise, of the Guaranteed Indebtedness, and (ii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Sellers under the Repurchase Documents strictly in accordance with the terms thereof (collectively, the “Guarantee Obligations”), in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due. For the purposes hereof, the term “Guaranteed Indebtedness” means any and all Indebtedness of the Sellers or the Pledgor to the Buyer and any other Affected Party in connection with the Repurchase Documents, including, but not limited to, the aggregate Repurchase Price outstanding, the aggregate Price Differential outstanding and all other Aggregate Unpaids and Obligations outstanding, howsoever evidenced, whether existing now or arising hereafter, as such Guaranteed Indebtedness may be amended, modified, extended, renewed or replaced from time to time; provided, however, that, notwithstanding anything to the contrary contained herein, the Guarantors shall not be liable for any Guaranteed Indebtedness in excess of ten percent (10%) of the then Maximum Amount (not including any temporary increases in the Maximum Amount during the Temporary Increase Period), which Maximum Amount the Guarantors acknowledge and agree may be adjusted from time to time under the terms of the Repurchase Agreement, which adjustments would result in automatic adjustments to the Guarantors’ liability under this Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Repurchase Documents, the obligations of the Guarantors hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any Applicable Law of any state.”

(b) Section 9(a)(i) of the Guaranty is amended and restated as follows:

“(i) It is duly organized, validly existing and in good standing as a corporation or limited partnership, as applicable, under the laws of the state of its formation and is duly qualified to do business and is in good standing in all jurisdictions in which the character of its property, the nature of its business or the performance of its obligations under any agreement to which it is a party or is bound makes such qualification necessary.”

(c) Section 29 of the Guaranty is amended and restated as follows:

“29. Joint and Several Obligations.

(a) At all times during which there is more than one (1) Guarantor under the Guaranty, the liability of each Guarantor shall be joint and several and the joint and several obligations of each Guarantor under the Repurchase Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Buyer, and (ii) until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Seller, any Guarantor or the Pledgor, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Seller, any Guarantor or the Pledgor under the Repurchase Agreement or any Repurchase Document, (B) the failure to give notice to any Seller, any Guarantor or the Pledgor of the occurrence of an Event of Default under any of the Repurchase Documents, (C) the release, substitution or exchange by the Buyer of any or all of the Purchased Items or the Equity Interests (in each case, whether with or without consideration) or the acceptance by the Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Obligations, whether by the Buyer or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all Sellers, any Guarantors, the Pledgor or any other Person who, or any of whose Property, shall at the time in question be obligated in respect of the Obligations or any part thereof, or (E) to the extent permitted by Applicable Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 29, result in the release or discharge of any or all Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Repurchase Documents; (b) each Guarantor expressly agrees that the Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller, any Guarantor, the Pledgor or any other Person to become liable, or against any of the Purchased Items or the Equity Interests, in order to enforce this Guaranty or the other Repurchase Documents and each Guarantor expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Guarantor shall be and remain directly and primarily liable for all sums due under the Repurchase Agreement or any of the Repurchase Documents, as and to the extent limited by this Guaranty; and, (c) on disposition by the Buyer of any Property encumbered by any Purchased Items or the Equity Interests, each Guarantor shall be and shall remain jointly and severally liable for any deficiency, as and to the extent limited by this Guaranty.

(b) Each Guarantor hereby agrees that, to the extent another Guarantor shall have paid more than its proportionate share of any payment made hereunder, the Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment; provided however, that the provisions of this Section 29(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Buyer, and, notwithstanding any payment or payments made by any Guarantor (the “paying Guarantor”) hereunder or any set-off or application of funds of the paying Guarantor by the Buyer, the paying Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against any other Guarantor or any collateral security or guarantee or right of offset held by the Buyer, nor shall the paying Guarantor seek or be entitled to seek any contribution or reimbursement from the other Guarantor in respect of payments made by the paying Guarantor hereunder, until all amounts owing to the Buyer by the Guarantors under the Repurchase Documents are paid in full. If any amount shall be paid to the paying Guarantor on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Guarantor in trust for the Buyer, segregated from other funds of the paying Guarantor, and shall, forthwith upon receipt by the paying Guarantor, be turned over to the Buyer in the exact form received by the paying Guarantor (duly indorsed by the paying Guarantor to the Buyer, if required), to be applied against amounts owing to the Buyer by the Guarantors under the Repurchase Documents, whether matured or unmatured, in such order as the Buyer may determine in its discretion.”

Section 4. Amendments to Fee Letter.

In connection with the closing of this Second Omnibus Amendment, the Sellers shall execute the Fee Letter.

Section 5. [Reserved].

Section 6. Miscellaneous Amendments.

(a) In connection with the closing of this Second Omnibus Amendment, the Sellers shall execute the Amended and Restated Preferred Equity Pledge and Security Agreement which is attached hereto as Exhibit C and is incorporated herein by reference.

(b) Amendments to the existing UCC financing statement filed against the Existing Sellers and the Pledgor shall also be filed in connection with the closing of this Second Omnibus Amendment to incorporate the changes reflected herein.

(c) The term “Seller,” as used in each of the Repurchase Documents, is hereby amended, in each case mutatis mutandis, to refer to “Sellers” and the term Sellers to refer to (individually and collectively as the context may require) NRFC WA Holdings, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings II, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings III, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings IV, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings IV, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings V, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings VI, LLC, a Delaware limited liability company (together with its successors and permitted assigns), NRFC WA Holdings VII, LLC, a Delaware limited liability company (together with its successors and permitted assigns), and NRFC WA Holdings VIII, LLC, a Delaware limited liability company (together with its successors and permitted assigns), as the Sellers, each jointly and severally liable under the Repurchase Documents.

(d) The term “Guarantor,” as used in each of the Repurchase Documents, is hereby amended, in each case mutatis mutandis, to refer to “Guarantors” and the term Guarantors to refer to (individually and collectively as the context may require) NorthStar Realty Finance Corp., a Maryland corporation (together with its successors and permitted assigns) and NorthStar Realty Finance L.P., a Delaware limited partnership (together with its successors and permitted assigns), as the Guarantors, each jointly and severally liable as Guarantors under the Guaranty.

(e) The term “Obligations,” as used in each of the Repurchase Documents, shall include all Obligations of each Seller, jointly and severally, under the Repurchase Agreement and under each other Repurchase Document.

Section 7. Consent to Joinder; Related Acknowledgments and Agreements.

(a) Subject to the terms of this Second Omnibus Amendment, including, but not limited to, satisfaction in full of the requirements set forth in Section 11 of this Second Omnibus Amendment, the Buyer consents to (i) the addition of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII as additional Sellers, to be jointly and severally liable with the Existing Sellers under the Repurchase Documents and (ii) the addition of the Operating Partnership as an additional Guarantor, to be jointly and severally liable with the Existing Guarantor under the Repurchase Documents to which the Guarantors are a party. All parties acknowledge and agree that the Buyer’s consent hereto shall not be deemed a waiver of the Buyer’s rights to prohibit or to refuse to consent to future transfers, additions, substitutions, waivers or other matters under Repurchase Documents.

(b) All parties to this Second Omnibus Amendment acknowledge, agree and confirm that, upon execution of this Second Omnibus Amendment, (i) each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII shall each be deemed to be a party to, and a “Seller” under, the Repurchase Documents for all purposes, (ii) the Operating Partnership shall be deemed to be a party to and a “Guarantor” under the Repurchase Documents for all purposes, (iii) the obligations and liabilities of each Seller and each Guarantor, as applicable, under the Repurchase Documents shall be joint and several, (iv) the Pledge and Security Agreement shall now constitute a pledge of the Capital Stock of all Sellers, (v) the Guaranty shall now be an obligation of both Guarantors and the Guaranty shall apply to and cover the Obligations of all Sellers, (vi) the Repurchase Documents to which the Sellers are a party and the Transactions thereunder shall now be obligations of all Sellers, (vii) each Seller, each Guarantor, the Pledgor and the Custodian hereby acknowledges and confirms that the Repurchase Agreement and all other Repurchase Documents are, and upon each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII becoming a Seller and the Operating Partnership becoming a Guarantor, shall continue to be, valid, binding and enforceable and in full force and effect, and (viii) each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII and the Operating Partnership shall have all of the rights, duties, obligations and liabilities of a Seller or Guarantor, as applicable, under the Repurchase Documents, the same as if each had executed each of the Repurchase Documents, as a Seller or Guarantor, as applicable, in each case mutatis mutandis.

(c) Each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII and the Operating Partnership hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, conditions, duties, obligations and liabilities applicable to a Seller or a Guarantor, as applicable, and contained in the Repurchase Documents (including all exhibits, annexes, schedules and attachments thereto), in each case mutatis mutandis, including, without limitation, (i) all of the representations, warranties and certifications applicable to a Seller or a Guarantor set forth in the Repurchase Documents, which representations, warranties and certifications each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII and the Operating Partnership hereby makes as of the date hereof (and will make as of each future date required by the Repurchase Documents) and hereby certifies that such representations, warranties and certifications are true and correct in all material respects as of the date of this Second Omnibus Amendment, (ii) all of the duties, obligations, liabilities and affirmative and negative covenants applicable to a Seller and/or a Guarantor, as applicable, set forth in the applicable Repurchase Documents, (iii) the indemnification provisions contained in the Repurchase Documents applicable to a Seller or a Guarantor, as applicable, (iv) the obligation to pay within the time period specified in the Repurchase Agreement any and all Margin Deficits with respect to any and all Purchased Assets and all other amounts due under the Repurchase Documents, and (v) all other terms, provisions, obligations, duties, agreements and liabilities applicable to a Seller and/or a Guarantor, as applicable, set forth in the applicable Repurchase Documents.

(d) For the avoidance of doubt, (i) each of the Sellers hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items in favor of the Buyer (on behalf of the Buyer and the Swap Counterparty) to secure, and each of the Sellers agrees to pay, jointly and severally, the Obligations as and when due under the Repurchase Documents, (ii) the Pledgor hereby assigns, pledges and grants a security interest to the Buyer (on behalf of the Buyer and the Swap Counterparty) in all of its right, title and interest in, to and under the Pledged Collateral (which now includes, but is not limited to, the Equity Interests in all Sellers) to secure payment of the Pledged Obligations, which includes the Obligations of all Sellers, and (iii) the Guarantors acknowledge and agree that the Guarantee Obligations and the Guarantee Indebtedness now include, but are not limited to, the Obligations and Indebtedness of all Sellers and the Pledgor.

(e) Each of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII and the Operating Partnership acknowledges and confirms that it has received a copy of each and every Repurchase Document and the schedules, annexes, exhibits and attachments thereto.

(f) The address for notice purposes under the Repurchase Documents for each Seller and each Guarantor shall be the address set forth on the signature page of the applicable Seller or Guarantor, as applicable.

(g) The Sellers, the Guarantor and the Pledgor acknowledge and agree that the joinder of NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII and NRFC VIII as Sellers, the joinder of the Operating Partnership as Guarantor and the amendments set forth in this Second Omnibus Amendment do not and shall not release, reduce, diminish, impair or adversely affect the obligations of such parties under the Repurchase Documents, as amended by this Second Omnibus Amendment.

(h) Each of the Sellers, the Guarantors, the Pledgor and the Custodian agrees that, at any time and from time to time, upon the written request of the Buyer, it will execute and deliver such further documents and do such further acts as the Buyer may reasonably request in order to carry out the purposes and intent of this Second Omnibus Amendment.

Section 8. Fees.

In connection with the closing of this Second Omnibus Amendment, the Sellers shall pay to the Buyer the upsize fee described in the Fee Letter in immediately available funds and without and reduction for or an account of any defense, counterclaim or set-off.

Section 9. Repurchase Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Repurchase Documents shall remain in full force and effect. All references to any Repurchase Document shall be deemed to mean each Repurchase Document as modified by this Second Omnibus Amendment. This Second Omnibus Amendment shall not constitute a novation of the Repurchase Documents, but shall constitute a modification thereof. The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Second Omnibus Amendment, as though such terms and conditions were set forth herein.

Section 10. Representations.

Each of the Sellers, each of the Guarantors and the Pledgor represents and warrants, as of the date of this Second Omnibus Amendment, as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and each jurisdiction where it conducts business;

(b) the execution, delivery and performance by it of this Second Omnibus Amendment is within its corporate, company or partnership powers, has been duly authorized and does not contravene (1) its Governing Documents or its applicable resolutions, (2) any Applicable Law or (3) any Contractual Obligation, Indebtedness or Guarantee Obligation;

(c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Second Omnibus Amendment;

(d) this Second Omnibus Amendment has been duly executed and delivered by it;

(e) this Second Omnibus Amendment, as well as each of the Repurchase Documents as modified by this Second Omnibus Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f) no Default or Event of Default exists or will exist after giving effect to this Second Omnibus Amendment; and

(g) each of the Repurchase Documents is in full force and effect and no Seller, no Guarantor or the Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, legal or equitable, available to any Seller, any Guarantor, the Pledgor or any other Person with respect to this Second Omnibus Amendment, the Repurchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Sellers and the Guarantors to repay the Obligations and other amounts due under the Repurchase Documents.

Section 11. Conditions Precedent.

The effectiveness of this Second Omnibus Amendment is subject to the following conditions precedent: (i) delivery to the Buyer of this Second Omnibus Amendment, the Fee Letter and Preferred Equity Pledge and Security Agreement duly executed by each of the parties thereto; (ii) delivery to the Buyer with respect to each NRFC III, NRFC IV, NRFC V, NRFC VI, NRFC VII, NRFC VIII and the Operating Partnership of the following in form and substance satisfactory to the Buyer in its reasonable discretion: Governing Documents, recent good standing certificates, an executed secretary’s certificate, an executed incumbency certificate, executed resolutions, an executed Perfection Certificate in the form attached hereto as Exhibit E to this Second Omnibus Amendment (for the new Sellers only), a Power of Attorney in the form of Exhibit F to this Second Omnibus Amendment (for the new Sellers only) and such information as the Buyer may require to comply with the U. S. Patriot Act and related Applicable Laws with respect to the new Sellers and the new Guarantor; (iii) modification of the Collection Account and Securities Account, as appropriate, to address the interests of all Sellers therein; (iv) delivery to the Buyer of an Opinion of Counsel with respect to the Sellers, the Pledgor and the Guarantor and this Second Omnibus Amendment and the Repurchase Documents as modified by this Second Omnibus Amendment; (v) payment of the fee referred to in Section 8 of this Second Omnibus Amendment; (vi) the filing of UCC financing statement amendments in the applicable jurisdiction against the Sellers and the Pledgor and the new Sellers; (vii) the payment of all reasonable legal fees and expenses of Moore & Van Allen PLLC, as counsel to the Buyer, in the amount to be set forth on a separate invoice; (viii) an Officer’s Certificate as provided in the last paragraph of the Fee Letter; and (ix) such other documents, agreements or certifications as the Buyer may reasonably require.

Section 12. Miscellaneous.

(a) This Second Omnibus Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Second Omnibus Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Second Omnibus Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(d) The interpretive provisions of Section 1(b) of Annex I of the Repurchase Agreement are incorporated herein mutatis mutandis.

(e) This Second Omnibus Amendment represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(f) THIS SECOND OMNIBUS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND OMNIBUS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

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IN WITNESS WHEREOF, the parties have caused this Second Omnibus Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLERS:	NRFC WA HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Daniel Gilbert
Name: Daniel Gilbert Title: Executive Vice President

Address for Notices: NRFC WA Holdings, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Richard McCready Daniel R. Gilbert
Facsimile No.:	(212) 208-2651
(212) 319-4558
Confirmation No.:	(212) 319-2618
(212) 319-2623
(212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Exhibit F-1

THE BUYER:	WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

	By:	/s/ Joseph F. Cannon
Name: Joseph F. Cannon Title: Vice President

Wachovia Bank, National Association One Wachovia Center, Mail Code: NC0166 301 South College Street Charlotte, North Carolina 28288
Attention:	Marianne Hickman
Facsimile No.:	(704) 715-0066
Confirmation No.:	(704) 715-7818

[ADDITIONAL SIGNATURE PAGES INTENTIONALLY OMITTED]

Exhibit F-2